Exhibit 99.1

News From

Buena, NJ 08310

Release Date: August 5, 2019

Contact:	Damian Finio Teligent, Inc. (856) 336-9117 www.teligent.com

TELIGENT, INC. ANNOUNCES SECOND QUARTER 2019 RESULTS

BUENA, NJ - (GlobeNewswire) - Teligent, Inc. (NASDAQ: TLGT), a New Jersey-based specialty generic pharmaceutical company, today announced its financial results for the second quarter ended June 30, 2019.

Second Quarter 2019 Highlights

•Net revenues of $18.3 million for the second quarter of 2019, a $2.1 million increase over the same quarter in 2018

•Gross margin of 47% for the second quarter of 2019, an 1,800 basis point increase from the 29% reported in the same quarter in 2018, driven primarily by a more favorable customer and product mix and a lower of cost or market adjustment which dampened the second quarter of 2018 gross margin by 300 basis points

•Operating income was $0.7 million for the second quarter of 2019, an improvement of $5.6 million or 114% compared to the operating loss of $4.9 million reported in the same quarter in 2018

•As a result of the fluctuation in foreign exchange rates during the second quarter of 2019, the Company recorded a non-cash gain in the amount of $0.6 million related to the foreign currency translation of its intercompany loans and other balances held in foreign currencies, compared to a non-cash loss in the amount of $3.2 million in the same quarter in 2018

•Adjusted EBITDA was a gain of $2.7 million in the second quarter of 2019, an improvement of $5.8 million or 186% compared to a loss of $3.1 million in the same quarter in 2018

•The Company received one ANDA approval during the second quarter of 2019 for Fluocinonide Cream USP, 0.1%

“I am pleased with Teligent’s second quarter 2019 top and bottom line financial performance and improvements made in our manufacturing processes.” said Jason Grenfell-Gardner, President and Chief Executive Officer.

Mr. Grenfell-Gardner continued, “In addition to our strong financial performance, I am very encouraged by progress made towards filing our first injectable prior approval supplement and preparing for the FDA prior approval inspection.”

“We reaffirm our 2019 financial guidance of double-digit top-line percentage growth, gross margin greater than 40% and an adjusted EBITDA margin greater than 10%.” Mr. Grenfell-Gardner concluded.

About Teligent, Inc.

Teligent is a specialty generic pharmaceutical company. Our mission is to be a leading player in the specialty generic prescription drug market. Learn more on our website www.teligent.com.

Forward-Looking Statements

This press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions, and other statements contained in this press release that are not historical facts and statements identified by words such as “plan,” “believe,” “continue,” “should” or words of similar meaning. Factors that could cause actual results to differ materially from these expectations include, but are not limited to: our inability to meet current or future regulatory requirements in connection with existing or future ANDAs; our inability to achieve profitability; our failure to obtain FDA approvals as anticipated; our inability to execute and implement our business plan and strategy; the potential lack of market acceptance of our products; our inability to protect our intellectual property rights; changes in global political, economic, business, competitive, market and regulatory factors; and our inability to complete successfully future product acquisitions. These statements are based on our current beliefs or expectations and are inherently subject to various risks and uncertainties, including those set forth under the caption “Risk Factors” in Teligent, Inc.’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other periodic reports we file with the Securities and Exchange Commission. Teligent, Inc. does not undertake any obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise, except as required by law.

Non-GAAP Financial Measures

In addition to reporting financial information required in accordance with U.S. generally accepted accounting principles (GAAP), Teligent is also presenting EBITDA, Adjusted EBITDA and Adjusted EBITDA before product development and research which are non-GAAP financial measures. Since EBITDA, Adjusted EBITDA and Adjusted EBITDA before product development and research costs are non-GAAP financial measures, they should not be used in isolation or as a substitute for consolidated statements of operations and cash flow data prepared in accordance with GAAP. In addition, Teligent's definition of Adjusted EBITDA and adjusted net loss may not be comparable to similarly titled non-GAAP financial measures reported by other companies.

Adjusted EBITDA, as defined by the Company, is calculated as follows:

Net loss, plus:

Depreciation expense

Amortization of intangibles

Impairment losses

Interest expense, net

Amortization of debt issuance costs and debt extinguishment

Provision for income taxes

Foreign currency exchange gain/(loss)

Non-cash stock-based compensation expense

The Company believes that Adjusted EBITDA is a meaningful indicator, to both Company management and investors, of the past and expected ongoing operating performance of the Company. EBITDA is a commonly used and widely accepted measure of financial performance. Adjusted EBITDA is deemed by the Company to be a useful performance indicator because it includes an add back of non-cash and non-recurring operating expenses which have little to no bearing on cash flows and may be subject to uncontrollable factors not reflective of the Company's true operational performance.

While the Company uses EBITDA, Adjusted EBITDA and Adjusted EBITDA before product development and research costs in managing and analyzing its business and financial condition and believes these non-GAAP financial measures to be useful to investors in evaluating the Company's performance, it is open to certain shortcomings. EBITDA and Adjusted EBITDA do not take into account the impact of capital expenditures on either the liquidity or the financial performance of the Company and likewise omit share-based compensation expenses, which may vary over time and may represent a material portion of overall compensation expense.  Due to the inherent limitations of EBITDA, Adjusted EBITDA and Adjusted EBITDA before product development and research costs, the Company's management utilizes comparable GAAP financial measures to evaluate the business in conjunction with EBITDA and Adjusted EBITDA and encourages investors to do likewise.

The Company also presents a non-GAAP financial measure of adjusted net income (loss) and adjusted net income (loss) per diluted share, to show the adjusted net income when EBITDA adjustments are added back or subtracted out of the traditional GAAP reported net income (loss). Adjusted diluted earnings per share, as defined by the Company, is equal to adjusted net income divided by the actual or anticipated diluted share count for the applicable period.

TELIGENT, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except shares and per share information)

	Three months ended June 30,		Six months ended June 30,
	2019	2018	2019	2018

Revenue, net	$18,341	$16,249	$31,463	$30,794

Costs and Expenses:
Cost of revenues	9,800	11,465	17,160	20,790
Selling, general and administrative expenses	5,187	5,727	10,700	11,087
Product development and research expenses	2,668	3,967	5,657	7,358
Total costs and expenses	17,655	21,159	33,517	39,235
Operating income/ (loss)	686	(4,910)	(2,054)	(8,441)

Other Income (Expense):
Foreign currency exchange gain/ (loss)	553	(3,220)	(291)	(1,895)
Debt partial extinguishment of 2019 Notes	—	(2,467)	(185)	(2,467)
Interest and other expense, net	(5,155)	(2,499)	(10,102)	(5,071)
Loss before income tax expense	(3,916)	(13,096)	(12,632)	(17,874)

Income tax expense	73	23	81	47

Net loss	$(3,989)	$(13,119)	$(12,713)	$(17,921)

Basic and diluted loss per share	$(0.08)	$(0.25)	$(0.24)	$(0.34)

Weighted average shares of common stock outstanding:
Basic and diluted shares	53,849,108	53,510,712	53,827,665	53,484,756

TELIGENT, INC. AND SUBSIDIARIES
GROSS TO NET DEDUCTIONS
(in thousands)

	Three months ended June 30,		Six months ended June 30,
	2019	2018	2019	2018

Gross product sales	$39,322	$48,142	$66,736	$84,690

Reduction to gross product sales:
Chargebacks and billbacks	11,826	21,449	22,712	38,364
Wholesaler fees for service	2,182	477	3,948	1,112
Sales discounts and other allowances	7,446	11,539	9,713	17,301
Total reduction to gross product sales	21,454	33,465	36,373	56,777

Product sales, net	17,868	14,677	30,363	27,913

Contract manufacturing product sales	388	1,450	930	2,748

Research and development services and other income	85	122	170	133

Total product sales, net	$18,341	$16,249	$31,463	$30,794

TELIGENT, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
(in thousands)

	Three months ended June 30,		Six months ended June 30,
	2019	2018	2019	2018

Net loss	$(3,989)	$(13,119)	$(12,713)	$(17,921)

Depreciation	902	572	1,778	1,133
Amortization of intangibles	758	759	1,514	1,550
Impairment losses	—	—	—	22
Interest expense/(income), net (1)	3,596	166	7,020	144
Amortization of debt issuance costs and debt extinguishment	1,559	4,800	3,267	7,394
Provision for income taxes	73	23	81	47
EBITDA	2,899	(6,799)	947	(7,631)

Foreign currency exchange (gain)/ loss	(553)	3,220	291	1,895
EBITDA after foreign currency exchange loss/(gain)	2,346	(3,579)	1,238	(5,736)
Non-cash stock-based compensation expense	316	483	684	1,103
Adjusted EBITDA	2,662	(3,096)	1,922	(4,633)

Product development and research expenses	2,329	3,636	4,995	6,706

Adjusted EBITDA before product development and research expenses	$4,991	$540	$6,917	$2,073

 (1) Includes $2.2 million and $4.2 million of payment-in-kind interest during the three and six months ended June 30, 2019 respectively.

TELIGENT, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP ADJUSTED NET LOSS
(in thousands, except share and per share information)

	Three months ended June 30,		Six months ended June 30,
	2019	2018	2019	2018

Net loss	$(3,989)	$(13,119)	$(12,713)	$(17,921)

Amortization of debt issuance costs and debt extinguishment	1,559	4,800	3,267	7,394
Provision for income taxes	73	23	81	47
Amortization of intangibles	758	759	1,514	1,550
Impairment losses	—	—	—	22
Foreign currency exchange (gain) / loss	(553)	3,220	291	1,895
Non-cash stock-based compensation expense	316	483	684	1,103
Adjusted net loss	$(1,836)	$(3,834)	$(6,876)	$(5,910)

Non-GAAP adjusted net loss per basic and diluted share	$(0.04)	$(0.07)	$(0.13)	$(0.11)